SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 28, 2003 (July 28, 2003)

Date of Report (Date of earliest event reported)

EPIQ SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Missouri	0-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue

Kansas City, KS 66105

(Address of principal executive offices)

(913) 621-9500

(Registrant’s telephone number, including area code)

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	EPIQ Systems, Inc. Press Release issued July 28, 2003.

Item 9.  Regulation FD Disclosure.

In accordance with guidance from the Securities and Exchange Commission in Release Nos. 33-8216 and 34-47583, the information furnished under this Item 9 (“Regulation FD Disclosure”) is intended to be furnished under Item 12 (“Results of Operations and Financial Condition”).  The information in this Current Report on Form 8-K and the Exhibit attached hereto is not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 or 12(a)(2) of the Securities Act of 1933, as amended.  The information contained herein and in the accompanying exhibit is not incorporated by reference into any filing with the SEC made by the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

On July 28, 2003, EPIQ Systems, Inc. issued a press release announcing its financial results for the quarter ended June 30, 2003.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

EPIQ Systems provides certain non-GAAP financial measures as additional information relating to its operating results.  The management of EPIQ Systems believes that the presentation of these measures provide additional insight for investors into the operating results and business trends of the Company.  The Company also uses these or similar non-GAAP financial measures (i) in its strategic planning for the Company and (ii) in evaluating the results of operations of the Company.  The current calculation of non-GAAP adjusted net income is net income plus after-tax amortization of acquisition-related intangibles and after-tax acquisition-related expenses.  A reconciliation of non-GAAP adjusted net income to GAAP net income is included in a schedule to the press release filed with this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: July 28, 2003

	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director